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                                                                   EXHIBIT 10.10


                    EMPLOYMENT AND NON-COMPETITION AGREEMENT


         THIS EMPLOYMENT AND NON-COMPETITION AGREEMENT (this "Agreement") is made and entered into as of February 28, 1997, by and among Radian Technology, Inc., a California corporation ("Radian"), REMEC, Inc., a California corporation ("REMEC") and Jim Mongillo ("Employee").


BACKGROUND

         This Agreement is being executed in connection with the merger (the "Merger") of Radian Technology Acquisition Corporation, a California corporation ("RTI"), a wholly owned subsidiary of REMEC with Radian, pursuant to an Agreement and Plan of Reorganization dated ________________________________ , by and among REMEC, RTI and Radian. All of Employee's capital stock prior to the Merger is being converted into shares of common stock of REMEC in connection with Merger. Prior to the Merger, Employee has been employed Merger. Prior to the Merger, Employee has been employed by Radian as its President and Chief Executive Officer. As part of the Acquisition, Radian will become a wholly owned subsidiary of REMEC. REMEC has asked Employee to continue his employment with Radian as a subsidiary of REMEC after the Merger to provide, for the term of this Agreement, the continued benefit of Employee's experience in the business acquired in the Merger and to become a Vice President of REMEC.


                                    AGREEMENT

         THE PARTIES AGREE AS FOLLOWS:

         1. Duties. (a) During the term of this Agreement, Employee shall be employed by and shall serve Radian as its President and REMEC as a Vice President and Radian and REMEC agree to employ and retain Employee in such capacity or in such other capacity as Radian and the Board of Directors of REMEC may from time to time elect in the future provided, however, Employee's duties may not be materially diminished or changed without his consent. Employee shall be employed full-time basis in such capacity and shall devote all of Employee's business time, energy and skill to the affairs of Radian and REMEC. During the term of this Agreement, Employee shall report directly to Jack A. Giles or Errol Ekaireb. Said duties shall be performed at such place or places within Santa Clara County as Radian shall reasonably designate or as shall be reasonably appropriate and necessary to the discharge of Employee's duties. Employee will duly, punctually and faithfully observe the general employment policies and practices of Radian and REMEC, including, without limitation, any and all rules, regulations, policies and/or procedures which Radian and REMEC may now or hereafter establish governing the conduct of its employees generally.

                  (b) If Employee is elected or appointed a director of Radian or REMEC or an officer or director of any other subsidiary or affiliate of REMEC for any periods during the term
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of this Agreement, Employee will serve in such capacities without compensation in addition to that specified in Section 2 and 3 hereof.

         2.       TERM OF EMPLOYMENT.

                  2.1 Basic Term. The term of employment of Employee shall commence on the date first above written and shall continue until February 28, 2000 unless terminated as provided in this Section 2. Employee shall continue to be an employee of Radian or REMEC after termination of this Agreement on substantially the same terms set forth in this Agreement on an "At Will" basis.

                  2.2 Termination by Reason of Disability. In the event that, during the term of this Agreement, Employee should become Disabled (as defined below), Radian and REMEC shall have the right to terminate Employee's employment hereunder by giving at least thirty (30) days written notification to Employee and payment to Employee of all accrued salary, vested deferred compensation (other than pension plan or profit sharing plan benefits, which will be paid in accordance with the applicable plan), and all accrued vacation pay, all to the date of termination, but no other compensation or reimbursement of any kind.

         For purposes of this Agreement, "Disabled" shall mean the absence of Employee performing Employee's duties with Radian or REMEC on a full-time basis for a period of sixty (60) consecutive business days, or for shorter periods aggregating ninety (90) or more business days in any twelve (12) month period, as a result of incapacity due to mental or physical illness which is determined by a physician selected by Radian or REMEC or their insurers, who is reasonably acceptable to Employee.

                  2.3 Death. In the event of Employee's death during the term of this Agreement, Employee's employment shall be deemed to have terminated as of the last day of the calendar month following the calendar month during which Employee's death occurred, and Radian or REMEC shall pay to Employee's estate accrued salary, vested deferred compensation (other than pension plan or profit sharing plan benefits, which will be paid in accordance with the applicable plan), and all accrued vacation pay, all to the date of termination, but no other compensation or reimbursement of any kind.

                  2.4 Termination For Cause. Termination For Cause (defined below) may be effected by Radian and REMEC at any time during the term of this Agreement and shall be effected by written notification to Employee. Upon Termination For Cause, Employee shall be immediately paid all accrued salary, incentive compensation to the extent earned, vested deferred compensation (other than pension plan or profit sharing plan benefits, which shall be paid in accordance with the applicable plan), and all accrued vacation pay, all to the date of termination, but Employee shall not be entitled to any other compensation or reimbursement of any kind. Termination For Cause shall mean termination by Radian and REMEC of Employee's employment by reason of Employee's
(i) dishonesty towards, fraud upon, Radian or REMEC; (ii) continued (following written notice) refusal to obey reasonable and lawful orders or directions of Radian or REMEC; or (iii) continued (following written notice) willful breach or habitual neglect of duty.


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                  2.5 Termination Without Cause. Notwithstanding any other
provision of this Section 2, Radian and REMEC shall have the right to terminate Employee's employment without Cause at any time, but any such termination, other than as expressly provided in Section 2.1 through 2.4 herein, shall be without prejudice to Employee's rights to receive (in addition to all amounts due Employee in connection with Termination For Cause) the Base Salary for the remainder of the term. In addition, upon a termination without Cause, if Employee is terminated without Cause, Employee may elect to receive a lump sum payment representing the present value of the aggregate unpaid Base Salary discounted to present value at a rate of five percent (5%) per annum in lieu of the Employee's right to receive the base salary for the remainder of the Term.

         3.       SALARY, BENEFITS, AND INCENTIVE COMPENSATION.

                  3.1 Base Salary. As payment for the services to be rendered by Employee as provided in Section 1 and subject to the terms and conditions of
Section 2, Radian or REMEC agrees to pay to Employee a base salary at the rate of Two Hundred Thousand Dollars ($200,000) per year, payable at the times and places as Radian or REMEC pays its payroll in general. Employee's salary shall be reviewed (but may not be decreased) by REMEC Executive Management and the Board of Directors of REMEC on an annual basis commencing in April 1998.

                  3.2 Fringe Benefits. Employee shall be eligible to participate in such benefit plans as are now generally available or later made generally to employees of REMEC, including, without limitation, medical, dental, life and disability insurance plans.

                  3.3 Vacation; Sick Time. Employee shall be entitled to six (6) weeks per year vacation. Employee will be entitled to and sick time in accordance with existing REMEC policy. Sick time balances will not be payable upon termination. The days selected for Employee's vacation must be mutually agreeable to the Company and Employee. Employee hereby waives all claims to sick time in excess of two hundred forty (240) hours accrued prior to the Merger.

                  3.4 Relocation Expenses. Notwithstanding any other provision of this Agreement, Radian and REMEC may not require Employee to relocate his permanent office outside of the Santa Clara County Area. However, if Radian or REMEC requests that Employee relocate and Employee consents, in his sole and absolute discretion, to such request, then Radian or REMEC shall reimburse Employee for: (i) all expenses actually incurred by Employee in connection with his relocation, including travel, moving and storage expenses for Employee and his immediate family and their household effects: and (ii) real estate commissions incurred by Employee in connection with, at Employee's option, either the sale of his current residence or the purchase of a new residence.

         4.       COVENANT NOT TO COMPETE.

                  4.1 Definitions. For the purposes of this Section 4, the following terms shall have the following meanings:


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                  "Business" means the design, manufacture and sale of Products, including the business of Radian as currently conducted.

                  "Products" shall mean microwave components, including filters, switch filters, receivers, oscillators and synthesizers or any substantially similar products.

                  "Restriction Period" shall mean the period commencing upon the date of this Agreement and ending on February 28, 2000.

                  4.2 Non-Competition. Employee covenants to REMEC that during the Restriction Period, and except as provided in Section 4.3 below, he shall not:

                  (i) engage in the Business, directly or indirectly, as a principal, owner, shareholder, partner, officer, director or employee throughout all geographical areas in which Radian now conducts the Business and especially in the California counties of Alameda, Contra Costa, Los Angeles, Marin, Orange, Riverside, San Diego, San Francisco, San Mateo, Santa Clara, Santa Cruz, Solano and Ventura;

                  (ii) induce or attempt to induce, directly or indirectly, any customer, supplier or distributor of REMEC or Radian to terminate its relationship with REMEC or Radian in order to enter into any such relationship with Employee or with any other person in competition with the Business; or

                  (iii) solicit or induce or attempt to solicit or induce, directly or indirectly, any employee of REMEC or Radian, to terminate such employee's employment relationship with REMEC or Radian in order to enter into any such relationship with Employee or with any other person in competition with the Business, whether or not such person would commit a breach of any employment agreement by reason of leaving service.

                  4.3 Exceptions. Notwithstanding the provisions of Section 4.2 above, nothing shall prevent Employee from owning less than 5% of the outstanding shares of any corporation traded on a recognized securities exchange or the Nasdaq Stock Market.

                  4.4 Notice. Employee shall notify REMEC of any proposed activity that might be prohibited by this Agreement and shall describe the proposed activity in reasonable detail in such notice.

                  4.5 Payment for Non-Competition Covenants. In consideration of the non-competition and non-solicitation covenants contained in Sections 4.1 through 4.4 of this Agreement, Radian or REMEC shall pay to Employee the sum of $50,000. The payments to Employee under this Section 4 shall be in addition to any payments pursuant to other provisions of this Agreement. Payment will be made on April 1, 1997.

         5. SEVERABILITY. The scope and effect of the covenants contained in this Agreement shall be as broad as may be permitted under the provisions of applicable law. To the extent that the language of such covenants may restrict competition to a greater degree than permitted by


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such applicable law, that portion thereof shall be ineffective, but the provisions of the covenants shall nevertheless remain effective with respect to such portions as shall be permitted by applicable law.

         6.       MISCELLANEOUS.

                  6.1 Confidentiality. Employee shall enter into a customary Invention and Confidential Disclosure Agreement in a form agreed upon by Employee, Radian and REMEC.

                  6.2 Waiver. The waiver of the breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach of the same or other provision hereof.

                  6.3 Entire Agreement; Modifications. Except as otherwise provided herein, this Agreement and the Option Documentation, taken together, represent the entire understanding among the parties with respect to the subject matter hereof, and this Agreement and the Option Documentation, taken together, supersedes any and all prior understandings, agreements, plans, and negotiations, whether written or oral, with respect to the subject matter hereof, including without limitation, any understandings, agreements, or obligations respecting any past or future compensation, bonuses, reimbursements, or other payments to Employee from Radian and REMEC. All modifications to the Agreement must be in writing and signed by the party against whom enforcement of such modification is sought.

                  6.4 Notices. All notices and other communications under this Agreement shall be in writing and shall be given by personal delivery or by telegraph or first class mail, certified or registered with return receipt requested, and shall be deemed to have been duly given upon receipt if personally delivered, three days after mailing, if mailed, or 24 hours after transmission, if delivered by telegram, to the respective persons named below:

                  If to Radian:     Radian Technology, Inc.
                                    4211 Burton Drive
                                    Santa Clara, California 95054-1512

                  If to REMEC:      REMEC, Inc.
                                    9404 Chesapeake Drive
                                    San Diego, California  92123
                                    Attention: President

                  If to Employee:   Joseph Mongillo
                                    13610 Roble Alto Ct.
                                    Los Altos Hill, California 94022

         Any party may change such party's address for notices by notice duly given pursuant to this Section .


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                  6.5 Headings. The Section headings herein are intended for reference and shall not be used in the construction or interpretation of this Agreement.

                  6.6 Governing Law; Consent to Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of California applicable to contracts entered into and wholly to be performed within the State of California by California residents. Employee hereby submits to the exclusive jurisdiction and venue of the Superior Court of the State of California for the County of Santa Clara or the United States District Court for the Northern District of California for purposes of any legal action. Employee agrees that service upon Employee in any such action may be made by first class mail, certified or registered, in the manner provided for delivery of notices in this Agreement.

                  6.7 Assignment/Sale. The rights and obligations of Radian and REMEC under this Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of Radian and REMEC and any subsequent assignee. No assignment of this Agreement by Radian or REMEC shall relieve them of their obligations hereunder, including any assignment by sale, merger, consolidation, liquidation or otherwise. Employee may not assign his rights and obligations under this Agreement.

                  6.8 Supersedes Prior Agreements. This Agreement supersedes and replaces all employment contract rights Employee may have had with Radian prior to the Merger including, without limitation, and Employee acknowledges that all of Employee's rights under any employment contract(s) with Radian prior to the Merger have been satisfied.

                  6.9 Counterparts. This Agreement may be executed in one or more counterparts, all of which taken together shall constitute one and the same agreement.

                  6.10 Withholding. All sums payable to Employee hereunder shall be reduced by all federal, state, local, and other withholding and similar taxes and payments required by applicable law.

                  6.11 Enforcement. If any portion of this Agreement is determined to be invalid or unenforceable, such portion shall be adjusted, rather than voided, to achieve the intent of the parties to the extent possible, and the remainder shall be enforced to the maximum extent possible.

                  6.12 Arbitration. Any dispute, controversy or claim arising out of or in respect to this Agreement (or its validity, interpretation or enforcement), the employment relationship or the subject matter hereof shall at the request of either party be submitted to and settled by arbitration conducted before a single arbitrator in Santa Clara County, California in accordance with the Commercial Arbitration Rules of the American Arbitration Association. The arbitration of such issues, including the determination of any amount of damages suffered, shall be final and binding upon the parties to the maximum extent permitted by law. The arbitrator in such action shall not be authorized to change or modify any provision of this Agreement. Judgment upon the award rendered by the arbitrator may be entered by any court having jurisdiction thereof. The arbitrator shall award reasonable expenses and attorneys fees (including reimbursement of the assigned arbitration costs) to the prevailing party upon application therefor.


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                  6.13 Injunctive Relief. The parties expressly acknowledge that the services by Employee to Radian and REMEC are of a special, unique, unusual, extraordinary, or intellectual character, and that it is not feasible to adequately compensate Radian and REMEC in damages in an action at law for the failure of Employee to perform his obligations hereunder. Accordingly, in the event of any breach hereunder, Radian and REMEC shall be entitled, from a court of competent jurisdiction and without posting bond, to full and complete relief as a court of equity can then afford, in addition to all other relief and remedies otherwise available.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.



                                       RADIAN TECHNOLOGY, INC.


                                       By:
                                             --------------------------------
                                       Title:
                                             --------------------------------


                                       REMEC, INC.


                                       By:
                                             --------------------------------
                                       Title:
                                             --------------------------------


                                       EMPLOYEE


                                       --------------------------------------
                                       Joseph Mongillo


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